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                        AMENDMENT TO THE MCI CARRIER AGREEMENT

    This Amendment to the MCI Carrier Agreement ("Amendment") is between MCI TELECOMMUNICATIONS CORPORATION ("MCI") and GENERAL COMMUNICATIONS, INC. ("Customer") with offices located at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503.

    WHEREAS, MCI and Customer are parties to an MCI Carrier Agreement with an Effective Date of January 1, 1993 ("Agreement"), and

    WHEREAS, MCI and Customer desire to amend the Agreement,

    NOW, THEREFORE, the parties agree as follows:

1. The first sentence of the first section of Paragraph 2 shall be deleted and the following inserted in its place:

    During each monthly billing period of the service term (as defined in Paragraph 11 below), Customer's Monthly Usage shall be not less than Five Hundred Fifty Thousand Dollars ($550,000) per month ("Monthly Commitment").

2.  Paragraph 3(c)(1) shall be deleted and the following inserted in its place:

    1. (A) Customer agrees that during each monthly billing period of the service term, Customer will purchase from MCI as a part of the overall Monthly Commitment contained in Paragraph 2, at least Fifty Thousand Dollars ($50,000) of domestic interstate MCI 800 DAL Service (net of taxes and tax-related surcharges) (hereinafter "800 DAL Subcommitment"). This 800 DAL Subcommitment shall be measured at the postalized rate per minute of $0.0789.

    (B) For domestic interstate inbound services terminating via dedicated access to an MCI point of presence, Customer will pay, in addition to all applicable taxes and tax-related surcharges, the following applicable postalized rate per minute as determined by Customer's Total Monthly Usage:

         Total Monthly Usage           Postalized Rate
         -------------------           ---------------
         $ 0 to $ 550,000                   Tariff
         $ 550,000 to $  750,000            $0.0789
         $ 750,000 to $1,000,000            $0.0783
         $1,000,000 and above               $0.0778

    (C) For any month that Customer fails to equal or exceed the 800 DAL Subcommitment, Customer will pay an underutilization charge (which Customer agrees is reasonable) equal to fifteen percent (15%) of the difference between the 800 DAL Subcommitment and Customer's Monthly Usage of MCI 800 DAL usage.

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3.  Paragraph 3(c)(3) shall be deleted and the following inserted in its place:

    At the end of the fourth year of the service term, MCI will adjust Customer's MCI 800 DAL Service pricing to reflect the rate charged, under the MCI Carrier Program in existence at that time, a Customer who has a five (5) year, Five Hundred Fifty Thousand Dollar ($550,000) contract commitment to MCI.

4.  Paragraph 3(g) is added in its entirety as follows:

    (g)  INTERNATIONAL PRISM I SERVICE TERMINATING IN CANADA.

         1) For Canadian traffic originating via dedicated access and terminating in Canada, Customer will pay, in addition to all applicable taxes and tax-related surcharges, the following postalized rate per minute. The postalized rates provided in this Paragraph shall only be applicable for traffic delivered by Customer to MCI in Buffalo, New York; Seattle, Washington or Detroit, Michigan.

         CANADIAN PRISM I RATE

         $0.2300

5. The MCI Carrier Agreement MCI 800 DAL Addendum attached to this Amendment is added to and made a part of the Agreement.

6. All other terms and conditions of the Agreement remain unchanged by this Amendment and are in full force and effect.

7. If signed by Customer and returned to MCI on or before March 7, 1994, this Amendment will be effective on February 1, 1994. If this Amendment is not signed by Customer and received by MCI on or before March 7, 1994, this Amendment will be effective on the first day of the first month following execution of this Amendment by both parties.

8. This offer shall remain open and be capable of being accepted by Customer until March 7, 1994. This Amendment together with the Agreement is the complete agreement of the parties and supersedes all other prior agreements and representations concerning its subject matter. Any further amendments must be in writing and signed by both parties.

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IN WITNESS WHEREOF, the parties hereto each acting with proper authority have executed this Amendment on the date indicated below.

MCI TELECOMMUNICATIONS                 GENERAL COMMUNICATIONS, INC.
CORPORATION


By: ________________________________   By:  _______________________________

Its:  ______________________________   Its:  ______________________________

Date: ______________________________   Date: ______________________________



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